Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 11, 2012 on the financial statements of Synthetic Biologics, Inc. as of December 31, 2011, and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2011, included herein on the registration statement of Synthetic Biologics, Inc. on Forms S-3 and S-8, referenced herein.

(i)	Registration Statement (Form S-8, No. 333-170858), which relates to the Registrant’s 2010 Stock Incentive Plan.

(ii)	Registration Statement (Form S-8, No. 333-148764), which relates to the Registrant’s 2001 Stock Incentive Plan and 2007 Stock Incentive Plan.

(iii)	Registration Statement (Form S-3, No. 333-166750), which relates to an indeterminate amount of securities of the Registrant pursuant to which the Registrant has issued,

(iv)	Registration Statement (Form S-3, No. 333-156973), which relates to the registration of 9,965,671 shares of common stock on behalf of selling stockholders.

Berman & Company, P.A.

Certified Public Accountants

Boca Raton, Florida

April 16, 2013